Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 12, 2010, is entered into by and among CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement referenced below (together with their respective successors and assigns, the “Lenders” and each, a “Lender”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank as Administrative Agent for each Lender (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement referenced below.

WHEREAS, the Lender previously made available to the Company a credit facility pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 16, 2009, by and among the Company, the Lender and the Administrative Agent, as amended by that certain First Amendment to Credit Agreement, dated as of November 18, 2009, by and among the Company, the Lender and the Administrative Agent (the “First Amendment”), and as further amended by that certain Waiver and Second Amendment to Credit Agreement, dated as of April 15, 2010, by and among the Company, the Lender and the Administrative Agent (the “Second Amendment”) (as further amended, restated or supplemented from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lender previously (i) made available to the Company a revolving credit facility in the amount of $20,000,000 (reduced to $13,500,000 from and after October 1, 2010 pursuant to the Second Amendment), and (ii) funded a term loan in the original principal amount of $10,000,000; and

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to, among other things, (i) extend the maturity date of the Revolving Loan and Term Loan to December 31, 2011, and (ii) modify the Minimum Adjusted EBITDA covenant set forth in Section 11.13.1 of the Credit Agreement, in each case, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, to induce the Lender and Administrative Agent to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1.  Incorporation of Recitals.  The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2.  Amendment of the Credit Agreement.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended and modified as follows:

A.                                   Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(1)                                  The definition of “Term Loan Maturity Date” is hereby deleted in its entirety and replaced with the following:

“Term Loan Maturity Date means the earlier of (a) December 31, 2011 or (b) the Termination Date.”

(2)                                  The definition of “Termination Date” is hereby deleted in its entirety and replaced with the following:

“Termination Date means the earlier to occur of (a) December 31, 2011 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

B.                                     Section 11.13.1.  Section 11.13.1 (Minimum Adjusted EBITDA) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“11.13.1                              Minimum Adjusted EBITDA.  Not permit Adjusted EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

Computation Period Ending	Adjusted EBITDA

January 1, 2011	$250,000

April 2, 2011	$(600,000)

July 2, 2011	$2,100,000

October 1, 2011	$2,000,000

December 31, 2011	$500,000	”

Section 3.  Revolving Loan Note and Term Loan Note.  It is hereby agreed and understood that the Revolving Loan Note and the Term Loan Note remain in full force and effect and that the Obligations evidenced thereby remain due and payable on the terms set forth therein and in the Credit Agreement (as modified by this Amendment).

Section 4.  Amendment of the Loan Documents.  It is hereby agreed and understood by the Administrative Agent, each Lender and the Company that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 5 of this Amendment and effective as of the effective date of this Amendment, each reference to the Credit Agreement, the Revolving Loan, the Term Loan, the Revolving Loan Note, the Term Loan Note, and/or any other defined terms or any Loan Documents in any Loan Documents shall be deemed to be a reference to any such defined terms or such agreements as such terms or agreements are amended or modified by this Amendment.  Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

Section 5.  Conditions Precedent.  The effectiveness of this Amendment and the obligations of the Administrative Agent and each Lender hereunder are subject to the satisfaction, or waiver by the Administrative Agent, of the following conditions precedent on or before the date hereof (unless otherwise provided or agreed to by the Administrative Agent) in addition to the conditions precedent specified in Section 12.2 of the Credit Agreement:

A.                                   The Company shall have paid and/or reimbursed all reasonable fees, costs and expenses relating to this Amendment and owed to the Lender pursuant to the Credit Agreement in connection with this Amendment.

B.                                     The Company shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of (i) this Amendment, and (ii) such other certificates, instruments, agreements or documents as the Administrative Agent may reasonably request (each of the foregoing certificates, instruments, agreements and documents described in this Section 5(B) (other than this Amendment) which constitute Loan Documents are hereinafter referred to collectively as the “Other Documents”).

C.                                     The following statements shall be true and correct and the Company, by executing and delivering this Amendment to the Lender and the Administrative Agent, hereby certifies that the following statements are true and correct as of the date hereof:

(1)                                  Other than as expressly contemplated by this Amendment, since the date of the most recent financial statements furnished by the Company to the Administrative Agent (which financial statements were true and correct in all material respects and otherwise conformed to the requirements set forth in the Credit Agreement for such financial statements), there shall have been no change which has had or will have a material adverse effect on the business, operations, properties or financial condition of the Loan Parties taken as a whole;

(2)                                  The representations and warranties of the Company set forth in the Credit Agreement and the other Loan Documents (as amended by this Amendment) are true and correct in all respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and no Unmatured Event of Default or Event of Default has occurred and is continuing; and

(3)                                  No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Company of this Amendment or the Other Documents or the validity or enforceability against the Company of this Amendment or the Other Documents which have not been obtained and delivered to the Lender.

Section 6.  Miscellaneous.

A.                                   Except as expressly amended and modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B.                                     This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

C.                                     This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

D.                                    The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed as of the day and year first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:
Joseph J. Sum
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:
Steven M. Cohen
Managing Director & Senior Vice President